                                                                     Exhibit 4.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                NEW PEAPOD, INC.

     New Peapod, Inc. (the "Corporation"), a corporation organized and existing under any by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     FIRST: The Board of Directors of the Corporation, by unanimous written consent, duly adopted a resolution proposing and approving the following amendment to the Restated Certificate of Incorporation of the Corporation and directing that it be submitted to the stockholders of the Corporation to consider and adopt the same.

          RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing the FIRST ARTICLE thereof so that, as amended, the FIRST ARTICLE shall be as follows:

     FIRST: "The name of the Corporation is Peapod, Inc."

     SECOND: That the sole stockholder of the Corporation has given written consent to the foregoing amendment to the Restated Certificate of Incorporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: The amendment of the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware, including Section 242.

     FOURTH: Pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Amendment shall become effective as of May 31, 1997.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 30th day of May, 1997 by Andrew B. Parkinson, its President and attested by John C. Walden, its Secretary, who hereby acknowledge their signatures as the act and deed of the Corporation.

                                     By: /s/ Andrew B. Parkinson
                                         --------------------------------
                                            Its:  President
Attest:


By: /s/ John C. Walden
   ------------------------
      Its: Secretary